Household International
Reports Strongest Second Quarter in its History

- Earnings Per Share Up 19%, to $.80
- Net Income Up 17%, to $384 Million
- Receivables Up 22% Over Second Quarter of `99
- Credit Qaulity Improves

PROSPECT HEIGHTS, IL, July 19, 2000 -- Household International (NYSE: HI) today reported that earnings per share rose to a second quarter record $.80, up 19 percent from $.67 a year ago. Net income increased 17 percent to $383.9 million, from $326.9 million in the second quarter of 1999. Cash earnings per share for the quarter totaled $.88.

"Our superb second quarter results were highlighted by outstanding receivables and revenue growth and a significant improvement in credit quality," said William F. Aldinger, Household's chairman and chief executive officer.

The company's managed receivables portfolio grew 22 percent from a year ago, reaching almost $80 billion. The company added $4.5 billion of receivables in the quarter, an increase of 6 percent. Revenues rose 20 percent compared to the year-ago quarter.

Aldinger continued, "Our record performance reflects strong sales and marketing results in all of our businesses coupled with our continued focus on risk management and operational efficiency."

Aldinger concluded, "Our results to date include significant investments in people, technology and marketing to support future growth and profitability. While our plan calls for additional investment in the second half of the year, we are comfortable in our ability to achieve our 15 percent EPS growth target for 2000."

Receivable Growth
The company's managed portfolio grew $4.5 billion, or 6 percent, in the quarter, with all businesses contributing to the increase. Growth in the company's consumer finance business was particularly strong, including a $1.5 billion home equity portfolio acquired late in the second quarter. Excluding the purchase, total receivables grew almost $3 billion, or
3.9 percent, during the quarter. The managed portfolio totaled $80 billion, or 22 percent above the year-ago level.

Revenues
Revenues increased $348 million, or 20 percent, from a year ago. The company's net interest margin increased $231 million or 17 percent, led by strong receivable volumes. In percentage terms, the managed net interest margin in the second quarter was 8.17, compared to 8.31 in both the prior quarter and prior year. The year-over-year decline was due to higher funding costs and the continuing shift in mix to real estate secured receivables.

Managed fee income increased 25 percent compared to the second quarter of 1999, principally reflecting higher levels of fees in the company's credit card businesses.

Operating Expenses
Operating expenses rose $135 million, or 22 percent, from a year ago, due to higher receivable levels and continued expansion of marketing and e-commerce initiatives. Personnel costs increased compared to both the first quarter and a year ago, driven by higher sales incentive compensation and additional staffing to support growth in the consumer finance and bankcard businesses. The efficiency ratio was 36.5 percent for the second quarter of 2000 compared to 36.0 percent in the year-ago quarter.

Credit Quality and Loss Reserves
Credit quality improved dramatically during the quarter, as dollars of chargeoff and delinquency declined from first quarter levels. At June 30, the managed delinquency ratio (60+days) improved for the third consecutive quarter, to 4.16 percent. This represented a 27 basis-point improvement from the first quarter and a 56 basis-point improvement from a year ago. The annualized managed net chargeoff ratio for the second quarter fell 26 basis points sequentially, to 3.74 percent. The chargeoff ratio was 4.10 percent a year ago.

Credit loss reserves increased $87 million in the second quarter, to $2.9 billion at June 30. The ratio of reserves-to-managed receivables was 3.69 percent at the end of the second quarter, compared to 3.79 percent at March 31 and 3.86 percent a year ago. Reserves-to-nonperforming loans at June 30 were 113 percent compared to 104 percent a year earlier.

Share Repurchase Program
In connection with its $2 billion share repurchase program, announced on March 9, 1999, the company bought back 1.3 million shares in the second quarter, totaling $45 million. At June 30th the company had agreements with third parties to purchase, on a forward basis, approximately 6.8 million shares of its common stock at a weighted average price of $38.13 per share.

Household International, through its subsidiaries, is a leading provider of consumer finance, credit card, auto finance and credit insurance products in the United States, United Kingdom and Canada. In the United States, Household operates under the two oldest and most recognized names in consumer finance - HFC and Beneficial. Household is also one of the nation's largest issuers of private-label and general purpose credit cards, including the GM Card and the AFL-CIO's Union Privilege card. For more information, visit the company's web site at http://www.household.com .

This press release contains certain estimates and projections that may be forward-looking in nature, as defined by the Private Securities Litigation Reform Act of 1995. A variety of factors may cause actual results to differ materially from the results discussed in these forward-looking statements. Factors that might cause such a difference are discussed in Household International's periodic reports that are filed with the SEC.


CONTACT: Craig A. Streem, Vice President, Investor Relations, 847-564-6053, or Celeste M. Murphy, Director, Investor Relations, 847-564-7568, both of Household International

Quarterly Financial Supplement

June 30, 2000 - Quarterly Highlights
-------------------------------------------------------------------------------------------------------------------
Summary Managed Income Statement                                   Three Months Ended           % Change from Prior
                                                             ------------------------------     -------------------
($ millions)                                                 06/30/00   03/31/00   06/30/99           Qtr.     Year
-------------------------------------------------------------------------------------------------------------------
Managed-basis net interest margin and other revenues <F1>    $2,092.5   $2,165.2   $1,744.7          (3.4)%    19.9 %
Managed-basis provision for credit losses <F1>                  744.3      816.2      631.1          (8.8)     17.9
Operating expenses                                              762.8      783.5      627.5          (2.6)     21.6
-------------------------------------------------------------------------------------------------------------------
Income before income taxes                                      585.4      565.5      486.1           3.5      20.4
Income taxes                                                    201.5      192.6      159.2           4.6      26.6
-------------------------------------------------------------------------------------------------------------------
Net Income                                                   $  383.9   $  372.9   $  326.9           2.9      17.4
===================================================================================================================

Common Stock Data
-------------------------------------------------------------------------------------------------------------------
Basic earnings per common share                              $    .80   $    .79   $    .67           1.3 %    19.4 %
Diluted earnings per common share                                 .80        .78        .67           2.6      19.4
-------------------------------------------------------------------------------------------------------------------
Average common shares (millions)                                473.3      470.5      479.1            .6      (1.2)
Average common and equivalent shares (millions)                 477.0      474.0      484.3            .6      (1.5)
-------------------------------------------------------------------------------------------------------------------
Common stock price
     High                                                    $  48.19   $  39.19   $  52.31          23.0      (7.9)
     Low                                                        36.00      29.50      42.00          22.0     (14.3)
     Period end                                                 41.56      37.31      47.38          11.4     (12.3)
-------------------------------------------------------------------------------------------------------------------
Dividends declared per common share                          $    .19   $    .17   $    .17          11.8      11.8
Book value per common share                                     15.28      14.78      13.02           3.4      17.4
===================================================================================================================

Key Ratios
-------------------------------------------------------------------------------------------------------------------
Return on average common shareholders' equity                    21.5%      22.0%      20.9%         (2.3)%     2.9 %
Return on average owned assets                                   2.27       2.37       2.37          (4.2)     (4.2)
Return on average managed assets                                 1.78       1.82       1.78          (2.2)        -
Managed efficiency ratio, normalized                             36.5       36.2       36.0           0.8       1.4
Managed net interest margin                                      8.17       8.31       8.31          (1.7)     (1.7)
Total shareholders' equity as a percent of managed assets        9.06       8.94       9.19           1.3      (1.4)
Tangible equity to tangible managed assets                       7.23       6.94       7.22           4.2       0.1
===================================================================================================================

Year to Date Highlights
--------------------------------------------------------------------------------------------
Summary Managed Income Statement                              Six Months Ended
                                                             -------------------
($ millions)                                                 06/30/00   06/30/99    % Change
--------------------------------------------------------------------------------------------
Managed-basis net interest margin and other revenues <F1>    $4,257.7   $3,536.6      20.4 %
Managed-basis provision for credit losses <F1>                1,560.5    1,302.6      19.8
Operating expenses                                            1,546.3    1,265.8      22.2
------------------------------------------------------------------------------------------
Income before income taxes                                    1,150.9      968.2      18.9
Income taxes                                                    394.1      320.5      23.0
------------------------------------------------------------------------------------------
Net Income                                                   $  756.8   $  647.7      16.8
==========================================================================================

Common Stock Data
------------------------------------------------------------------------------------------
Basic earnings per common share                              $   1.59   $   1.33      19.5 %
Diluted earnings per common share                                1.58       1.32      19.7
------------------------------------------------------------------------------------------
Average common shares (millions)                                471.9      481.8      (2.1)
Average common and equivalent shares (millions)                 475.5      487.2      (2.4)
------------------------------------------------------------------------------------------
Common stock price
     High                                                    $  48.19   $  52.31      (7.9)
     Low                                                        29.50      38.69     (23.8)
     Period end                                                 41.56      47.38     (12.3)
------------------------------------------------------------------------------------------
Dividends declared per common share                          $   0.36   $   0.34       5.9
==========================================================================================

Key Ratios
------------------------------------------------------------------------------------------
Return on average common shareholders' equity                    21.8%      20.6%       5.8 %
Return on average owned assets                                   2.32       2.38       (2.5)
Return on average managed assets                                 1.80       1.77        1.7
Managed efficiency ratio, normalized                             36.3       35.8        1.4
Managed net interest margin                                      8.24       8.14       1.23
===========================================================================================

<F1> To aid analysis, net interest margin, other revenues, and provision for credit losses are presented on a pro forma managed basis as if receivables securitized and sold with limited recourse were held in the portfolio.  Policyholders' benefits have been netted against other revenues.

Consolidated Statements of Income - Owned Basis

Three Months
-----------------------------------------------------------------------------------
                                                                           % Change
                                        Three Months Ended               from Prior
                                   ----------------------------      --------------
($ millions)                       06/30/00  03/31/00  06/30/99      Qtr.      Year
-----------------------------------------------------------------------------------
Finance income                     $2,074.2  $1,916.0  $1,583.0       8.3 %    31.0 %
Other interest income                   9.2       8.9       7.4       3.4      24.3
Interest expense                      933.0     821.7     661.2      13.5      41.1
-----------------------------------------------------------------------------------
Net interest margin                 1,150.4   1,103.2     929.2       4.3      23.8
Provision for credit losses
  on owned receivables                495.6     522.1     407.3      (5.1)     21.7
-----------------------------------------------------------------------------------
Net interest margin after
  provision for credit losses         654.8     581.1     521.9      12.7      25.5
-----------------------------------------------------------------------------------
Securitization income                 355.6     346.4     312.5       2.7      13.8
Insurance revenues                    131.8     135.0     132.6      (2.4)     (0.6)
Investment income                      42.5      40.8      41.8       4.2       1.7
Fee income                            195.9     179.3     135.8       9.3      44.3
Other income                           31.9     133.3      38.4     (76.1)    (16.9)
-----------------------------------------------------------------------------------
Total other revenues                  757.7     834.8     661.1      (9.2)     14.6
-----------------------------------------------------------------------------------
Salaries and fringe benefits          378.9     344.9     298.6       9.9      26.9
Occupancy and equipment expense        75.6      75.5      66.6       0.1      13.5
Other marketing expenses              125.3     133.1      84.0      (5.9)     49.2
Other servicing and
  administrative expenses             144.1     186.8     142.3     (22.9)      1.3
Amortization of acquired
  intangibles and goodwill             38.9      43.2      36.0     (10.0)      8.1
Policyholders' benefits                64.3      66.9      69.4      (3.9)     (7.3)
-----------------------------------------------------------------------------------
Total costs and expenses              827.1     850.4     696.9      (2.7)     18.7
-----------------------------------------------------------------------------------
Income before income taxes            585.4     565.5     486.1       3.5      20.4
Income taxes                          201.5     192.6     159.2       4.6      26.6
-----------------------------------------------------------------------------------
Net income                            383.9     372.9     326.9       2.9      17.4
-----------------------------------------------------------------------------------
Preferred dividends                    (2.3)     (2.3)     (2.3)        -         -
-----------------------------------------------------------------------------------
Earnings available to common
  shareholders                     $  381.6  $  370.6  $  324.6       3.0 %    17.6%
===================================================================================
Effective tax rate                     34.4%     34.1%     32.8%      0.9%      4.9%
-----------------------------------------------------------------------------------

Consolidated Statements of Income - Owned Basis

Six Months
------------------------------------------------------------------

                                    Six Months Ended
                                   ------------------
($ millions)                       06/30/00  06/30/99     % Change
------------------------------------------------------------------
Finance income                     $3,990.2  $3,081.6         29.5 %
Other interest income                  18.1      17.3          4.6
Interest expense                    1,754.7   1,310.1         33.9
------------------------------------------------------------------
Net interest margin                 2,253.6   1,788.8         26.0
Provision for credit losses
  on owned receivables              1,017.7     825.1         23.3
------------------------------------------------------------------
Net interest margin after
  provision for credit losses       1,235.9     963.7         28.2
------------------------------------------------------------------
Securitization income                 702.0     637.4         10.1
Insurance revenues                    266.8     274.8         (2.9)
Investment income                      83.3      83.0          0.4
Fee income                            375.2     265.5         41.3
Other income                          165.2     147.6         11.9
------------------------------------------------------------------
Total other revenues                1,592.5   1,408.3         13.1
------------------------------------------------------------------
Salaries and fringe benefits          723.8     582.7         24.2
Occupancy and equipment expense       151.1     133.4         13.3
Other marketing expenses              258.4     172.5         49.8
Other servicing and
  administrative expenses             330.9     304.9          8.5
Amortization of acquired
  intangibles and goodwill             82.1      72.3         13.6
Policyholders' benefits               131.2     138.0         (4.9)
------------------------------------------------------------------
Total costs and expenses            1,677.5   1,403.8         19.5
------------------------------------------------------------------
Income before income taxes          1,150.9     968.2         18.9
Income taxes                          394.1     320.5         23.0
------------------------------------------------------------------
Net income                            756.8     647.7         16.8
------------------------------------------------------------------
Preferred dividends                    (4.6)     (4.6)           -
------------------------------------------------------------------
Earnings available to common
  shareholders                     $  752.2  $  643.1         17.0 %
==================================================================
Effective tax rate                     34.2%     33.1%         3.3 %
------------------------------------------------------------------

Balance Sheet Data
------------------------------------------------------------------------------------
($ millions)                                      06/30/00     03/31/00     06/30/99
------------------------------------------------------------------------------------
Owned assets                                     $70,469.7    $64,991.4    $55,749.6
Managed assets                                    89,035.9     84,248.7     73,644.2
Managed receivables                               79,945.0     75,447.3     65,349.6
Debt                                              59,076.4     54,040.5     45,522.8
Trust originated preferred securities                675.0        375.0        375.0
Preferred stock                                      164.4        164.4        164.4
Common shareholders' equity                        7,224.7      6,989.3      6,229.3
Total shareholders' equity as a percent
  of managed assets                                   9.06%        8.94%        9.19%
Tangible equity to tangible managed assets            7.23         6.94         7.22
====================================================================================

Consolidated Statements of Income - Managed Basis

Securitizations and sales of consumer receivables are a source of liquidity for us. We continue to service the securitized receivables after such receivables are sold and we retain a limited recourse obligation. Securitizations impact the classification of revenues and expenses in the statement of operations. When reporting on a managed basis, net interest margin, provision for credit losses, fee income, and securitization related income related to receivables sold are reclassified from securitization income into the appropriate caption.


Three Months
-----------------------------------------------------------------------------------------------------------------------
                                                                                                               % Change
                                                        Three months ended                                   from Prior
                                      -----------------------------------------------------------------    ------------
($ millions)                          06/30/00     <F1>       03/31/00     <F1>      06/30/99     <F1>     Qtr.    Year
-----------------------------------------------------------------------------------------------------------------------
Finance and other interest income    $ 2,839.6    14.54%     $ 2,645.7    14.41%    $ 2,273.1    13.84%    7.3%    24.9%
Interest expense                       1,244.8     6.37        1,120.2     6.10         908.9     5.53    11.1     37.0
-----------------------------------------------------------------------------------------------------------------------
Net interest margin                    1,594.8     8.17%       1,525.5     8.31%      1,364.2     8.31%    4.5     16.9
Provision for credit losses              744.3                   816.2                  631.1             (8.8)    17.9
-----------------------------------------------------------------------------------------------------------------------
Net interest margin after
  provision for credit losses            850.5                   709.3                  733.1             19.9     16.0
-----------------------------------------------------------------------------------------------------------------------
Insurance revenues                       131.8                   135.0                  132.6             (2.4)    (0.6)
Investment income                         42.5                    40.8                   41.8              4.2      1.7
Fee income                               353.3                   332.8                  282.9              6.2     24.9
Securitization related income              2.5                    64.7                  (45.8)             NMF      NMF
Other income                              31.9                   133.3                   38.4            (76.1)   (16.9)
-----------------------------------------------------------------------------------------------------------------------
Total other revenues                     562.0                   706.6                  449.9            (20.5)    24.9
Operating expenses and policyholders'
  benefits                               827.1                   850.4                  696.9             (2.7)    18.7
-----------------------------------------------------------------------------------------------------------------------
Income before income taxes               585.4                   565.5                  486.1              3.5     20.4
Income taxes                             201.5                   192.6                  159.2              4.6     26.6
-----------------------------------------------------------------------------------------------------------------------
Net income                           $   383.9               $   372.9              $   326.9              2.9     17.4
=======================================================================================================================
Average managed receivables:
     Real estate secured             $31,912.0               $27,657.1              $23,994.1             15.4%    33.0%
     Auto finance                      3,602.6                 3,194.4                2,192.5             12.8     64.3
     MasterCard/Visa <F2>             15,748.2                15,669.8               15,104.6              0.5      4.3
     Private label                    10,964.8                11,171.5                9,928.5             (1.9)    10.4
     Other unsecured                  14,154.5                13,885.0               12,867.6              1.9     10.0
     Commercial and other                719.5                   770.0                  793.6             (6.6)    (9.3)
-----------------------------------------------------------------------------------------------------------------------
     Total                            77,101.6                72,347.8               64,880.9              6.6     18.8
Average noninsurance investments         563.0                   657.9                  376.5            (14.4)    49.5
Other interest-earning assets            431.2                   426.0                  420.6              1.2      2.5
-----------------------------------------------------------------------------------------------------------------------
Average managed interest
  earning assets                     $78,095.8               $73,431.7              $65,678.0              6.4%    18.9%
=======================================================================================================================

Six Months
---------------------------------------------------------------------------------------------

                                                  Six months ended
                                      -------------------------------------------------------
($ millions)                          06/30/00     <F1>       06/30/99     <F1>      % Change
---------------------------------------------------------------------------------------------
Finance and other interest income    $ 5,485.3    14.48 %    $ 4,482.4    13.71 %        22.4 %
Interest expense                       2,365.0     6.24        1,823.1     5.57          29.7
---------------------------------------------------------------------------------------------
Net interest margin                    3,120.3     8.24%       2,659.3     8.14 %        17.3
Provision for credit losses            1,560.5                 1,302.6                   19.8
---------------------------------------------------------------------------------------------
Net interest margin after
  provision for credit losses          1,559.8                 1,356.7                   15.0
---------------------------------------------------------------------------------------------
Insurance revenues                       266.8                   274.8                   (2.9)
Investment income                         83.3                    83.0                    0.4
Fee income                               686.1                   551.2                   24.5
Securitization related income             67.2                   (41.3)                   NMF
Other income                             165.2                   147.6                   11.9
---------------------------------------------------------------------------------------------
Total other revenues                   1,268.6                 1,015.3                   24.9
Operating expenses and policyholders'
  benefits                             1,677.5                 1,403.8                   19.5
---------------------------------------------------------------------------------------------
Income before income taxes             1,150.9                   968.2                   18.9
Income taxes                             394.1                   320.5                   23.0
---------------------------------------------------------------------------------------------
Net income                           $   756.8               $   647.7                   16.8
=============================================================================================
Average managed receivables:
     Real estate secured             $29,784.5               $23,579.5                   26.3 %
     Auto finance                      3,398.5                 2,041.4                   66.5
     MasterCard/Visa <F2>             15,709.0                15,481.5                    1.5
     Private label                    11,068.1                10,056.5                   10.1
     Other unsecured                  14,019.8                12,523.1                   12.0
     Commercial and other                744.8                   807.8                   (7.8)
---------------------------------------------------------------------------------------------
     Total                            74,724.7                64,489.8                   15.9
Average noninsurance investments         610.5                   467.0                   30.7
Other interest-earning assets            428.6                   413.1                    3.8
---------------------------------------------------------------------------------------------
Average managed interest
  earning assets                     $75,763.8               $65,369.9                   15.9 %
=============================================================================================


<F1>  % Columns: comparison to average managed interest-earning assets, annualized.
<F2>  MasterCard and Visa are registered trademarks of MasterCard International, Incorporated and VISA USA Inc., respectively.

Reconciliation of Securitization Related Income

------------------------------------------------------------------------------------
                                                         Three Months Ended
                                                ------------------------------------
($ millions)                                    06/30/00       03/31/00     06/30/99
------------------------------------------------------------------------------------
Gross gains                                     $   96.8       $  164.4       $ 46.9
Amortization                                       (94.3)         (99.7)       (92.7)
------------------------------------------------------------------------------------
Securitization related income                        2.5           64.7        (45.8)
Over the life provision on new transactions         72.3          122.0         34.3
------------------------------------------------------------------------------------
Net effect of securitization activity           $  (69.8)      $  (57.3)      $(80.1)
====================================================================================
Receivables securitized                         $1,004.0       $1,472.0       $688.0
====================================================================================


-----------------------------------------------------------------------
                                                    Six Months Ended
                                                -----------------------
($ millions)                                    06/30/00       06/30/99
-----------------------------------------------------------------------
Gross gains                                     $  261.2       $  138.7
Amortization                                      (194.0)        (180.0)
-----------------------------------------------------------------------
Securitization related income                       67.2          (41.3)
Over the life provision on new transactions        194.3          104.0
-----------------------------------------------------------------------
Net effect of securitization activity           $ (127.1)      $ (145.3)
=======================================================================
Receivables securitized                         $2,476.0       $1,482.0
=======================================================================


Receivables Analysis

End of Period Managed Receivables
-----------------------------------------------------------------------------------------------------------------------
                                                                                                    % Change from Prior
                                                                                                    -------------------
($ millions)                                                06/30/00      03/31/00      06/30/99        Qtr.       Year
-----------------------------------------------------------------------------------------------------------------------
Real estate secured                                        $33,964.7     $30,844.5     $24,241.9        10.1%      40.1%
Auto finance                                                 3,850.8       3,403.2       2,351.4        13.2       63.8
MasterCard/Visa                                             15,887.3      15,512.3      14,832.2         2.4        7.1
Private label                                               10,951.3      11,007.6      10,088.3        (0.5)       8.6
Other unsecured                                             14,597.2      13,934.1      13,054.0         4.8       11.8
Commercial and other                                           693.7         745.6         781.8        (7.0)     (11.3)
-----------------------------------------------------------------------------------------------------------------------
Managed portfolio                                          $79,945.0     $75,447.3     $65,349.6         6.0%      22.3%
=======================================================================================================================

Receivables (% of Managed Portfolio)
-----------------------------------------------------------------------------------------------------------------------
Real estate secured                                             42.5%         40.9%         37.1%
Auto finance                                                     4.8           4.5           3.6
MasterCard/Visa                                                 19.8          20.5          22.7
Private label                                                   13.7          14.6          15.4
Other unsecured                                                 18.3          18.5          20.0
Commercial and other                                             0.9           1.0           1.2
-----------------------------------------------------------------------------------------------------------------------
Total                                                          100.0%        100.0%        100.0%
=======================================================================================================================

End of Period Receivables ($ millions)
-----------------------------------------------------------------------------------------------------------------------
Owned receivables:
  Real estate secured                                      $32,168.5     $28,816.0     $21,387.9        11.6%      50.4%
  Auto finance                                               1,753.7       1,439.7       1,103.0        21.8       59.0
  MasterCard/Visa                                            7,013.7       6,505.4       6,100.1         7.8       15.0
  Private label                                              9,801.3       9,857.6       9,387.5        (0.6)       4.4
  Other unsecured                                            9,947.9       8,825.7       8,694.7        12.7       14.4
  Commercial and other                                         693.7         745.6         781.8        (7.0)     (11.3)
-----------------------------------------------------------------------------------------------------------------------
Total owned receivables                                     61,378.8      56,190.0      47,455.0         9.2       29.3
-----------------------------------------------------------------------------------------------------------------------
Accrued finance charges                                      1,093.1         957.5         742.6        14.2       47.2
Credit loss reserve for owned receivables                   (1,986.5)     (1,909.7)     (1,737.6)        4.0       14.3
Unearned credit insurance premiums and claims reserves        (593.7)       (558.1)       (514.1)        6.4       15.5
Amounts due and deferred from receivables sales              2,192.8       2,367.7       1,922.2        (7.4)      14.1
Reserve for receivables serviced with limited recourse        (961.7)       (951.4)       (786.4)        1.1       22.3
-----------------------------------------------------------------------------------------------------------------------
Total owned receivables, net                                61,122.8      56,096.0      47,081.7         9.0       29.8
-----------------------------------------------------------------------------------------------------------------------
Receivables serviced with limited recourse:
  Real estate secured                                        1,796.2       2,028.5       2,854.0        (11.5)    (37.1)
  Auto finance                                               2,097.1       1,963.5       1,248.4          6.8      68.0
  MasterCard/Visa                                            8,873.6       9,006.9       8,732.1         (1.5)      1.6
  Private label                                              1,150.0       1,150.0         700.8            -      64.1
  Other unsecured                                            4,649.3       5,108.4       4,359.3         (9.0)      6.7
-----------------------------------------------------------------------------------------------------------------------
  Total receivables serviced with limited recourse          18,566.2      19,257.3      17,894.6         (3.6)      3.8
-----------------------------------------------------------------------------------------------------------------------
Total managed receivables, net                             $79,689.0     $75,353.3     $64,976.3          5.8%     22.7%
=======================================================================================================================

Credit Quality/Credit Loss Reserves

Two-Months-and-Over Contractual Delinquency
-----------------------------------------------------------------------------------------------------------
As a percent of managed consumer receivables,
excludes commercial.                                     06/30/00             03/31/00             06/30/99
-----------------------------------------------------------------------------------------------------------
Real estate secured                                          2.72%                2.99%                3.29%
Auto finance                                                 1.99                 1.52                 1.87
MasterCard/Visa                                              3.14                 3.06                 3.11
Private label                                                5.77                 5.94                 6.62
Other unsecured                                              7.92                 8.56                 8.17
-----------------------------------------------------------------------------------------------------------
Total                                                        4.16%                4.43%                4.72%
===========================================================================================================

Quarter-to-Date Chargeoffs, Net of Recoveries
-----------------------------------------------------------------------------------------------------------
As a percent of average managed consumer receivables,
annualized, excludes commercial.

Real estate secured                                           .47%                 .52%                 .64%
Auto finance                                                 4.28                 5.25                 4.41
MasterCard/Visa                                              5.57                 5.69                 7.30
Private label                                                5.43                 5.65                 5.57
Other unsecured                                              7.68                 7.41                 5.61
-----------------------------------------------------------------------------------------------------------
Total                                                        3.74%                4.00%                4.10%
===========================================================================================================

Nonperforming Assets
-----------------------------------------------------------------------------------------------------------
($ millions)
-----------------------------------------------------------------------------------------------------------
Nonaccrual managed receivables                           $1,841.8             $1,934.2             $1,667.4
Accruing managed receivables 90 or more
  days delinquent                                           753.9                755.0                747.3
Renegotiated commercial loans                                12.3                 12.3                 12.3
-----------------------------------------------------------------------------------------------------------
Total nonperforming managed receivables                   2,608.0              2,701.5              2,427.0
Real estate owned                                           323.6                301.0                249.6
-----------------------------------------------------------------------------------------------------------
Total nonperforming assets                               $2,931.6             $3,002.5             $2,676.6
===========================================================================================================
Managed credit loss reserves as a percent
  of nonperforming managed receivables                      113.0%               105.9%               104.0%
-----------------------------------------------------------------------------------------------------------

Credit Loss Reserves
-----------------------------------------------------------------------------------------------------------------
($ millions)                                             06/30/00             03/31/00             06/30/99
-----------------------------------------------------------------------------------------------------------------
Reserves for owned receivables at beginning of quarter   $1,909.7             $1,757.0             $1,729.7
Provision for credit losses                                 495.6                522.1                407.3
Chargeoffs, net of recoveries                              (474.0)              (482.2)              (408.0)
Portfolio acquisitions, net                                  55.2                112.8                  8.6
-----------------------------------------------------------------------------------------------------------------
Reserves for owned receivables at end of quarter          1,986.5              1,909.7              1,737.6
-----------------------------------------------------------------------------------------------------------------
Credit loss reserves for receivables serviced
   with limited recourse at beginning of quarter            951.4                909.6                814.8
Provision for credit losses                                 248.7                294.1                223.8
Chargeoffs, net of recoveries                              (241.9)              (249.8)              (251.2)
Other, net                                                    3.5                 (2.5)                (1.0)
-----------------------------------------------------------------------------------------------------------------
Credit loss reserves for receivables serviced
   with limited recourse at end of quarter                  961.7                951.4                786.4
-----------------------------------------------------------------------------------------------------------------
Total managed credit loss reserves at end of quarter     $2,948.2             $2,861.1             $2,524.0
=================================================================================================================
Credit loss reserves
     Owned                                               $1,986.5  3.24%<F1>  $1,909.7  3.40%<F1>  $1,737.6  3.66%<F1>
     Serviced with limited recourse                         961.7  5.18          951.4  4.94          786.4  4.39
-----------------------------------------------------------------------------------------------------------------
Total managed credit loss reserves                       $2,948.2  3.69%      $2,861.1  3.79%      $2,524.0  3.86%
=================================================================================================================

<F1> % Columns:  comparisons to appropriate receivables.